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                                                                     EXHIBIT 23a

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Verizon Communications Inc. (Verizon) of our report dated January 31, 2002, included in the 2001 Annual Report to Shareowners of Verizon.

Our audits also included the financial statement schedule listed in Item 14(a) for the years ended December 31, 2001 and 2000. This schedule is the responsibility of Verizon's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements of Verizon and where applicable, related Prospectuses, of our report dated January 31, 2002, with respect to the consolidated financial statements of Verizon incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form
S-3, No. 333-48083; Form S-8, No. 33-10378; Form S-4, No. 333-11573; Form S-8,
No. 333-33747; Form S-8, No. 333-41593; Form S-8, No. 333-42801; Form S-4, No.
333-76171; Form S-8, No. 333-75553; Form S-8, No. 333-81619; Form S-3, No. 333-
78121-01; Form S-8, No. 333-76171; Form S-8, No. 333-50146; Form S-8, No. 333-
53830; Form S-3, No. 333-67412; Form S-3, No. 333-73612; Form S-4, No. 333-
82408; and Form S-8, No. 333-82690.

/s/ Ernst & Young LLP

New York, New York
March 20, 2002